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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

                                   ----------

         Check the appropriate box:

         [X]      Preliminary Information Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

         [ ]      Definitive Information Statement

                                   ----------


                               USDATA Corporation
             (Exact Name of Registrant as Specified in Its Charter)


         Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

                  ----------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  ----------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  ----------------------------------------------------

         (5)      Total fee paid:

                  ----------------------------------------------------

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  ----------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  ----------------------------------------------------

         (3)      Filing Party:

                  ----------------------------------------------------

         (4)      Date Filed:

                  ----------------------------------------------------




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                               USDATA CORPORATION
                           2435 N. Central Expressway
                             Richardson, Texas 75080
                            Telephone: (972) 680-9700


                              INFORMATION STATEMENT
                               DATED JULY __, 2001

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

         This information statement is being mailed on or about July 31, 2001 to holders of record as of July 19, 2001 (the "Record Date") of shares of common stock, par value $0.01 per share ("Common Stock"), of USDATA Corporation, a Delaware corporation (the "Company"). It is being furnished in connection with the adoption of an amendment to the Company's Certificate of Incorporation by the written consent of holders of a majority of the outstanding shares of Common Stock.

         On July 10, 2001, the Company's board of directors by written consent recommended that the stockholders approve an amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split (the "Reverse Split") of the Company's issued and outstanding Common Stock (the "Existing Common"). On July 10, 2001, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent. Approval by the board of directors and by the holders of a majority of the outstanding shares of Common Stock is adequate under Delaware law to effect the amendment. The amendment will become effective upon the filing of the amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State (the "Effective Date"), which may be no earlier than 20 calendar days from the date of this information statement. Please note, however, that the amendment will be filed at such time as is determined by the Board, in its sole discretion, and that Delaware law permits the Board to abandon the filing of the amendment without further action by the stockholders of the Company. The form of the amendment is attached to this information statement as Exhibit A. Stockholders have no right under Delaware law or the Company's Certificate of Incorporation or bylaws to dissent from the Reverse Split.

         Pursuant to the Reverse Split, each five shares of Existing Common outstanding immediately prior to the Effective Date will be reclassified as, and exchanged for, one share of newly issued Common Stock, par value $0.01 per share ("New Common").

         The Reverse Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, all outstanding options and warrants entitling the holders thereof to purchase shares of the Company's common stock will enable such holders to purchase, upon exercise of their options or warrants, one-fifth (1/5th) of the number of shares of the Company's common stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Split. The exercise price of such options and warrants will be equal to five times the exercise price specified before the Reverse Split, resulting in approximately the same aggregate price being required to be paid after the Reverse Split as would have been required if such holder had exercised prior to the Reverse Split. The number of shares reserved for issuance under the Company's existing stock option plans and employee stock purchase plans will be reduced to one-fifth (1/5th)



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of the number of shares currently included in such plans.

         This information statement is being provided for your information only.

OUTSTANDING STOCK AND VOTING RIGHTS; EFFECTS OF REVERSE SPLIT

         As of the Record Date, there were 14,075,055 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote.

         The direct result of the Reverse Split will be to decrease the number of issued and outstanding shares of Common Stock from 14,075,055 shares of Existing Common to approximately 2,815,011 shares of New Common. The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Existing Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock that may be issued.

REASONS FOR THE REVERSE STOCK SPLIT

         The closing bid price for the Existing Common has been less than $1.00 for more than 30 consecutive trading days, and the Company is thus not in compliance with the requirements for continued listing on The Nasdaq National Market (the "National Market"). The Company has been in communication with the staff of The Nasdaq Stock Market, Inc. ("Nasdaq") regarding this matter and has been granted an extension of further delisting action by Nasdaq pending the completion of the Reverse Split on or about August 17, 2001. The Company has determined that a Reverse Split is necessary to meet and maintain the minimum bid price of $1.00.

         If the Existing Common should no longer be listed on the National Market, it would likely be traded either on the OTC Bulletin Board or "pink sheets," and the liquidity of the market for the Company's Common Stock would be adversely affected. A number of companies in similar situations have effected reverse stock splits in order to cause their share prices to exceed $1.00. This approach has been determined to be appropriate by the board of directors and approved by holders of a majority of the outstanding shares of Common Stock, subject to cancellation if the board of directors should determine, prior to the Effective Date, that the Reverse Split is no longer in the best interests of the Company.

         The Company believes that the Reverse Split is likely to positively affect the trading price of the shares of New Common and cause the National Market's minimum bid price requirement to be met or exceeded for a minimum of 10 consecutive trading days on or about August 17, 2001, with the result that the Company should not receive a notification of delisting. But no assurance can be given that either the price of the Company's Common Stock will increase or that the staff of Nasdaq will determine that delisting of the common stock is no longer appropriate. Specifically, there cannot be any assurance that the market price of the New Common will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split. Also, there cannot be any assurance that in the future the Company will continue to meet the minimum bid price requirements or other listing standards of the National Market.

         It was determined that approval of the Reverse Split should be effected by written consent of a majority of the Company's stockholders, rather than submitting the matter to a vote of the stockholders at a meeting called for that purpose, in order to complete the Reverse Split in a time frame which could cause the minimum bid price requirement to be met for at least 10 consecutive trading days on or about August 17, 2001.



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STOCK CERTIFICATES AND FRACTIONAL SHARES

         The Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of Existing Common are actually surrendered by each holder thereof for certificates representing the number of shares of the New Common that the stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date, the certificates representing shares of Existing Common will be deemed to represent one fifth of the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange or transfer to Mellon Investor Services, 85 Challenger Road, Ridgefield Park, New Jersey, 07660, Attention: Shareholder Relations (the "Transfer Agent"), telephone number: 800-526-0801. No fractional shares of New Common will be issued. If the conversion shall result in a fraction of a share, then the Company will round up such fraction of a share and the holder shall be entitled to receive a whole share for such fraction.

NUMBER OF HOLDERS

         As of July 19, 2001, there were approximately 2,800 holders of record of Existing Common. The Company does not anticipate that the Reverse Split will cause the number of holders of record or beneficial owners of Common Stock to change significantly.

NO CHANGE IN COMPANY'S STATUS OR BUSINESS

         The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Split. Our business, management (including all directors and officers) the location of our principal executive offices, assets, liabilities and net worth (other than as a result of the costs incident to the Reverse Split, which are immaterial) will remain the same after the Reverse Split.

EXCHANGE OF STOCK CERTIFICATES

         On or around the Effective Date, the Company will provide a transmittal form that each stockholder of record on the Effective Date should use to transmit certificates representing shares of Existing Common ("Old Certificates") to the Transfer Agent for exchange or transfer. The transmittal form contains instructions for the surrender of Old Certificates to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares in New Common. No new certificates will be issued to a stockholder until such stockholder has surrendered its Old Certificates together with a properly completed and executed transmittal form to the Transfer Agent.

         Upon proper completion and execution of the transmittal form and its return to the Transfer Agent together with a stockholder's Old Certificates and/or an affidavit of loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of New Common into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Reverse Split. Until surrendered to the Transfer Agent, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their Old Certificates to the Transfer Agent until after the Effective Date. Shares of Existing Common surrendered after the Effective Date will be replaced by certificates representing shares of New Common as soon as practicable after such surrender. No service charge will be payable by holders of shares of Existing Common in connection with the exchange of shares, and the Company will pay for all expenses of the exchange and issuance of new certificates.



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         Certificates representing shares of Existing Common that contain a restrictive legend will be exchanged for New Common with the same restrictive legend. As applicable, the time period during which a stockholder has held the Existing Common will be included in the time period during which such stockholder actually holds the New Common received in exchange for such Existing Common for the purposes of determining the term of the restrictive period applicable to the New Common.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain material federal income tax consequences of the Reverse Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The Existing Common discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Existing Common were, and the New Common will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Split.

         No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Existing Common for New Common pursuant to the Reverse Split. The aggregate tax basis of the New Common received in the Reverse Split (including any fraction of a New Common deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Existing Common exchanged therefore. The stockholder's holding period for the New Common will include the period during which the stockholder held the Existing Common surrendered in the Reverse Split.

         The Company's view regarding the tax consequence of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Split.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

EFFECTIVENESS

         The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed amendment and the Reverse Split at any time prior to the filing of the amendment with the Secretary of State of the State of Delaware upon consent of the board of directors.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of our common stock by each person (including any "group" as that term is used in Section 13(a)(3) of the Exchange Act of 1934) known to us



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to beneficially own 5% or more of our common stock, each of our directors and nominees, each of our executive officers and each of our directors and executive officers as a group. The calculation of the percentage of our common stock beneficially owned as of July 19, 2001 is based on 14,075,055 shares of common stock issued and outstanding as of that date, plus 9,537,671 shares of common stock that may be received by the holders of the Series A Preferred Stock and Series B Preferred Stock (both of which include accrued dividends) and Series C Preferred Stock (which excludes accrued dividends) upon conversion to common stock and for which the holders of those shares are entitled to vote with the holders of common stock as a single class on all matters submitted to our stockholders.

         In accordance with the rules promulgated by the Securities and Exchange Commission, the ownership includes shares currently owned as well as shares that the named person has the right to acquire beneficial ownership of within 60 days, including through the exercise of options, warrants or other rights, or through the conversion of a security. Accordingly, more than one person may be deemed to be beneficial owner of the same securities. Except as otherwise indicated, each stockholder listed below has sole voting and investment power of the shares beneficially owned by that person.


                                                                SHARES BENEFICIALLY       PERCENT OF VOTING
                             NAME                                       OWNED                   CLASS
                                                                ------------------        ------------------
Safeguard Scientifics, Inc.
  800 The Safeguard building
  435 Devon Park Drive
  Wayne, PA 19087                                                        8,504,353(1)                   36.0%

SCP Private Equity Partners II, L.P.
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087                                                       13,549,223(2)                   43.5%

Technology Leaders I L.P.
  800 The Safeguard building
  435 Devon Park Drive
  Wayne, PA 19087                                                        1,558,856(3)                    6.6%

Technology Leaders II L.P.
  800 The Safeguard building
  435 Devon Park Drive
  Wayne, PA 19087                                                        1,558,856(4)                    6.6%

Winston J. Churchill                                                             0                         *

Christopher J. Davis                                                             0                         *

Timothy G. Davis                                                            44,750(5)                      *

James W. Dixon                                                              38,450(6)                      *

Robert A. Merry                                                            475,000(7)                    2.0%

Jack L. Messman                                                             91,225(8)                      *

Edward R. Nugent                                                            63,755(9)                      *

Arthur R. Spector                                                           22,595(10)                     *

Executive officers and directors as a group (8 persons)
                                                                           735,775(11)                   3.0%


* Less than 1% of outstanding shares of common stock

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

(1) Includes shares held by Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc. All of the shares beneficially owned by Safeguard have been pledged by



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         Safeguard as collateral under its line of credit. Also includes
         1,232,975 shares that may be acquired upon conversion of 50,000 shares of Series A Preferred Stock (100% of that class) and 2,255,473 shares that may be acquired upon conversion of 132,500 shares of Series B Preferred Stock (50% of that class). Does not include shares beneficially owned by each of Technology Leaders I and Technology Leaders II, venture capital partnerships in which Safeguard has a beneficial interest. Safeguard disclaims beneficial ownership of the shares beneficially owned by each of Technology Leaders I and Technology Leaders II.

(2) Includes 2,255,473 shares that may be acquired upon conversion of 132,500 shares of Series B Preferred Stock (50% of that class) and 3,793,750 shares that may be acquired upon conversion of 37,500 shares of Series C-1 Preferred Stock (100% of that class). Also includes (a) 2,450,000 shares that may be acquired upon conversion of 24,500 shares of Series C-2 Preferred Stock pursuant to currently exercisable warrants to purchase 24,500 shares of Series C-2 Preferred Stock and
         (b) 5,050,000 shares that may be acquired upon conversion of 50,500 shares of Series C-2 Preferred Stock pursuant to warrants to purchase 50,500 shares of Series C-2 Preferred Stock, pending approval of such issuance by the stockholders.

(3) Consists of Technology Leaders L.P. and Technology Leaders Offshore C.V. Technology Leaders Management L.P., the sole general partner of Technology Leaders L.P. and the co-general partner of Technology Leaders Offshore C.V., exercises, through its executive committee, sole investment and voting power with respect to the shares owned by such entities. Of the 1,558,856 shares owned by Technology Leaders I, 727,831 shares are owned by Technology Leaders L.P. and 831,025 shares are owned by Technology Leaders Offshore C.V. Technology Leaders L.P., Technology Leaders Offshore C.V., Technology Leaders Management L.P., Technology Leaders II L.P., Technology Leaders II Offshore C.V. and Technology Leaders II Management L.P. are members of a group for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. Technology Leaders I disclaims beneficial ownership of the shares beneficially owned by Technology Leaders II.

(4) Consists of Technology Leaders II L.P. and Technology Leaders II Offshore C.V. Technology Leaders II Management L.P., the sole general partner of Technology Leaders II L.P. and the co-general partner of Technology Leaders II Offshore C.V., exercises, through its executive committee, sole investment and voting power with respect to the shares owned by such entities. Of the 1,558,856 shares owned by Technology Leaders II, 868,749 shares are owned by Technology Leaders II L.P. and 690,107 shares are owned by Technology Leaders II Offshore C.V. Technology Leaders L.P., Technology Leaders Offshore C.V., Technology Leaders Management L.P., Technology Leaders II L.P., Technology Leaders II Offshore C.V. and Technology Leaders II Management L.P. are members of a group for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. Technology Leaders II disclaims beneficial ownership of the shares beneficially owned by Technology Leaders I.

(5) Includes options to purchase 43,750 shares of common stock that are exercisable within 60 days.

(6) Includes options to purchase 22,000 shares of common stock that are exercisable within 60 days.

(7) Includes options to purchase 475,000 shares of common stock that are exercisable within 60 days.

(8) Includes options to purchase 22,000 shares of common stock that are exercisable within 60 days. Also includes 6,620 shares held in trust for Mr. Messman's daughter and 6,620 shares held in trust for Mr. Messman's son. Mr. Messman disclaims beneficial ownership of the securities held in trust for his children.



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(9)      Includes options to purchase 60,250 shares of common stock that are exercisable within 60 days.

(10) Includes options to purchase 22,000 shares of common stock that are exercisable within 60 days.

(11) Includes options to purchase 645,000 shares of common stock that are exercisable within 60 days.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, or associate of any director, or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Reverse Split.

INCORPORATION OF INFORMATION WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION

         The following documents and other materials, which have been filed by us with the Securities and Exchange Commission, are incorporated into and specifically made a part of this information statement by this reference:

     - Our Annual Report on Form 10-K for the fiscal year ended December 30, 2000; and

     - Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001.



                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Winston J. Churchill

                                            Winston J. Churchill

                                            Chairman of the Board of Directors



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                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                              OF USDATA CORPORATION

         It is hereby certified that:

         1.       The name of the corporation (the "Corporation") is USDATA
                  Corporation.

         2. Upon the filing with the Secretary of State of Delaware of this Certificate of Amendment to Certificate of Incorporation (the "Effective Date"), each five shares of Common Stock issued and outstanding immediately prior to the Effective Date (including shares held in treasury of the Corporation) shall automatically be changed into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, without any action on the part of the holder thereof. Fractional shares of stock shall not be issued by the Corporation. If the conversion shall result in a fraction of a share, then the Corporation will round up such fraction of a share and the holder shall be entitled to receive a whole share for such fraction. Such action shall not affect the stated capital of the Corporation.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.